CAAS REGAINS NASDAQ COMPLIANCE

Hubei Province, China, July 28, 2011 - China Automotive Systems, Inc. (Nasdaq:CAAS) (“CAAS” or the “Company”), a leading power steering components and systems supplier in China, today announced that it has regained full compliance for continued listing on the Nasdaq Stock Market (“Nasdaq”).  CAAS received a letter on July 26, 2011 from Nasdaq  notifying the Company that with the July 22, 2011 filing of the Company’s Form 10-Q for the period ended March 31, 2011, Nasdaq has determined that the Company complies with Listing Rule 5250(c)(1), which requires the timely filing of SEC periodic reports.

About China Automotive Systems, Inc.

Based in Hubei Province, the People’s Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through nine Sino-foreign joint ventures.  The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles.  The Company currently offers four separate series of power steering with an annual production capacity of over 2.5 million sets, steering columns, steering oil pumps and steering hoses.  Its customer base is comprised of leading Chinese auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd.  For more information, please visit: http://www.caasauto.com.

For further information, please contact:

Jie Li
Chief Financial Officer
China Automotive Systems
Email: jieli@chl.com.cn

Kevin Theiss
Investor Relations
Grayling
Tel:     +1-646-284-9409
Email: kevin.theiss@grayling.com